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                                                                   EXHIBIT 10.27


                           OPLINK COMMUNICATIONS, INC.
                                 2000 STOCK PLAN

                             STOCK OPTION AGREEMENT

     Oplink Communications, Inc. (the "Company") hereby grants an option to purchase Shares of its Common Stock to the optionee named below on the terms and conditions set forth in this cover sheet and the Company's 2000 Stock Plan attached hereto (together, the "Stock Option Agreement"):

     Grant Number:                            200001026

     Optionee ID:                             1504

     Date of Grant:                           1l/7/2001

     Vesting Commencement Date:               1l/1/2001

     Exercise Price Per Share:                $1.25

     Total Number of Shares Granted:          500,000

     Type of Option:                          Incentive Stock Option

     Expiration Date:                         11/7/2011

Exercise Schedule:

     The option granted hereunder may be exercised, in whole or in part, based on the vesting schedule as set forth below.

     Twenty-five percent (25%) of the Option shall vest on the one year anniversary of the Vesting Commencement Date and an additional 1/48th of the Option shall vest at the end of each full month thereafter, provided, however, In the event of a "Change of Control" (based on the definition set forth in that certain Employment Offer Letter dated October 15, 2001, by and between you and the Company (the "Employment Offer Letter")) or if you are terminated without a "Cause" (as defined in the Employment Offer Letter) within the first year of your employment with the Company, the vesting of one-fourth ( 1/4th) of your Option shall be accelerated immediately upon the Closing of the Change of Control or Termination without cause.

     By signing this cover sheet, you agree that this Stock Option Agreement is subject to the terms and conditions of this cover sheet and the 2000 Stock Plan which is attached hereto and made a part of this document.

OPTIONEE:                             Oplink Communications, Inc.
                                      A Delaware corporation


/s/ Zee Hakimoglu                 By: /s/ Frederick Fromm
-----------------------------         --------------------------------------
Zee Hakimoglu                         Mr. Frederick Fromm, President and CEO